EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the "Agreement") dated October 17, 2006 (the "Effective Date") by and between Biolife Solutions, Inc., a Delaware corporation (the "Company") and Matt Snyder (the "Executive").

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.

Term of Employment: Executive Representation.

a.

Executive's employment shall commence on the Effective Date.  Executive's term of employment shall be for a period of one year from and including the Effective Date (the "Initial Term"); provided, however, that this Agreement shall automatically renew for successive one (1) year periods in the event either party does not send the other a "termination notice" ninety (90) days prior to the expiry of the Initial Term, and in subsequent years, prior to the expiry of any such successive annual period.  Executive and the Company agree and acknowledge that Executive's employment with the Company may be terminated at any time, with or without cause, by the Company or Executive, upon written notice in accordance with Section 7 of this Agreement.

b.

Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any new statute, law, regulation, employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

2.

Position.

a.

While employed hereunder, Executive titles and position shall be Vice President, Sales.

b.

While employed hereunder, Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the CEO; provided that nothing herein shall preclude Executive from: (1) continuing to serve on the board of directors or trustees of any business corporation or any charitable organization on which he currently serves and which is identified on Exhibit A hereto, or (2) subject to the prior approval of the CEO, from appointment to any additional directorships or trusteeships, or (3) serve in an advisory role for other business entities, provided in each case, and in the aggregate, that such activities do not interfere with the performance of Executive's duties hereunder or conflict with Section 8 of this Agreement.

3.

Base Salary and Commissions.  While employed hereunder, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $140,00, payable in regular installments in accordance with the Company's usual payment practices.  Executive shall be entitled to such increases in Executive's Base Salary, if any, as may be determined from time to time in the sole discretion of the CEO and Board of Directors, which shall be consistent with industry standards.  Executive will be eligible for sales commissions equal to 2% of net sales, payable in regular installments in accordance with the Company's usual payment practices.

4.

Executive Benefits.  The Company shall provide Executive the following during the term of his employment hereunder:

a.

Coverage under all employee pension and welfare benefit programs, plans and practices in accordance with the terms thereof, which the Parent generally makes available to its executives.

b.

Accrued paid vacation of three (3) weeks each calendar year, which shall be the maximum number of days Executive may accrue at any time, and which shall be taken at such times as are consistent with Executive's responsibilities hereunder.

5.

Business Expenses.  Executive shall be reimbursed for the reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities.

6.

Equity Interest in Company.  As of the commencement date of Executive's employment, Executive will be granted stock options to purchase 100,000 shares of the Company's Common Stock, under the terms set forth in the Option Agreement attached hereto as Exhibit B (the "Option Agreement").

7.

Termination.  The Executive's employment hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give the Company at least 90 days advance written notice of any resignation of Executive's employment (unless the Company waives its right to receive such 90-day notice).  Notwithstanding any other provision of this Agreement, the provisions of this Section 7 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates.

a.

By the Company for Cause; By the Executive Without Good Reason.

(i)

The Executive's employment hereunder may be terminated by the Company for Cause (as defined below) at any time or by Executive without Good reason after 90 days prior written notice (unless the Company waives such notice requirements or a portion thereof).

(ii)

For purposes of this Agreement, "Cause"shall mean:

(A)

Executive's continued failure substantially to perform Executive's duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 consecutive days following notice by the Company to the Executive of such failure,

(B)

dishonesty in the performance of Executive's duties hereunder,

(C)

an act or acts on Executive's part constituting (a) a felony under the laws of the United States or any state thereof, or (b) a misdemeanor involving moral turpitude,

(D)

Executive's malfeasance or misconduct in connection with Executive's duties hereunder or any act or omission of Executive which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or

(E)

Executive's breach of the provisions of Section 9 of this Agreement.

(iii)

If Executive's employment is terminated by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to receive:

(A)

the Base Salary through the date of termination;

(B)

reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination; and

(C)

such Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (C) hereof being referred to as the "Accrued Rights").

Following such termination of Executive's employment by the Company for Cause or by Executive without Good Reason, except as set forth in this Section 7(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

b.

Disability or Death.

(i)

The Executive's employment hereunder shall terminate upon Executive's death and if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive's duties (such incapacity is hereinafter referred to as "Disability").  Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company.  If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

(ii)

Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive the Accrued Rights.

Following the termination of Executive's employment hereunder due to death or Disability, except as set forth in this Section 7(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

c.

By the Company Without Cause or Resignation by Executive for Good Reason.

(i)

The Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

(ii)

For purposes of this Agreement, "Good Reason" shall mean:

(A)

the occurrence of a "change in control" of the Company (as defined below);

(B)

without Executive's express written consent, the Company materially changes Executive's position, duties, responsibilities, or status as in effect at the time of the execution of this Agreement;

(C)

a failure by the Company to comply with any material provision of this Agreement, which has not been cured within thirty (30) days after notice of such non-compliance has been given by Executive to the Company, including but not limited to (1) a reduction by the Company in Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement (other than as a result of a general salary reduction affecting substantially all Company employees); (2) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company;

(iii)

if Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

(A)

the Accrued Rights;

(B)

subject to Executive's continued compliance with the provisions of Section 8 of this Agreement, continued payment of the Base Salary (1) six months after the date of such termination, or (2) in the event of a change of control, continued payment of Base Salary until twelve months after the effective date of the change of control event; and

(C)

In the event of a change of control, accelerated vesting of any remaining unvested stock options pursuant to the terms the Option Agreement attached hereto as Exhibit B.

(iv)

A "change in control" of the Company shall be deemed to have occurred if:

(A)

There shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of at least 50% of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(B)

The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(C)

Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Common Stock.

d.

Notice of Termination.  Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9(h) hereof.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

8.

Executive's Covenants Not To Disclose Confidential Information and Trade Secrets.

a.

At any time during or after Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its subsidiaries, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information.  For purposes of this Section 8(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, intellectual property and other non-public, proprietary and confidential information of the Company as in existence as of the date of Executive's termination of employment that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).  Executive agrees that all confidential information described in this Paragraph of this Agreement is and constitutes trade secret information and is the exclusive property of the Company.

b.

As Vice President, Sales, of the Company, Executive will acquire knowledge of Confidential Information and trade secrets.  Executive acknowledges that the Confidential Information and trade secrets which the Company has provided and will provide to him could play a significant role were he to directly to indirectly be engaged in any business in Competition with the Company or its subsidiaries.  Executive agrees that all confidential information described in this Paragraph of this Agreement is and constitutes trade secret information, and is the exclusive property of the Company.  Executive agrees not to disclose any confidential or trade secret information of the Company to any other person during or following his employment with the Company.  Executive agrees that the unauthorized use or disclosure of any of the Company's confidential information or trade secrets obtained during or following his employment with Company constitutes misappropriation.  Executive agrees not to engage in any misappropriation at any time, whether during or following the completion of his employment with the Company.  In addition, during the period of his employment hereunder and for twenty-four (24) months thereafter, Executive agrees that, without the prior written consent of the Company, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit, interfere with, induce or attempt to induce, or offer employment to any person who has been employed by the Company at any time during the twelve (12) months immediately preceding such solicitation, or directly or indirectly solicit, interfere with, induce or attempt to induce any customer of the Company to reduce, withdraw, or withhold business from the Company, to the extent that Executive would use Confidential Information or trade secrets or that would otherwise constitute unfair competition.

c.

The results and proceeds of Executive's services hereunder, including, without limitation, any works or authorship results from Executive's services during Executive's employment with the Company and/or any of the Company will be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to Executive whatsoever.  If, for any reason, any of such results and proceeds will not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign any and all of Executive's right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company, and the Company will have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Executive whatsoever.  Executive will, from time to time as may be requested by the Company, (i) during the term of Executive's employment without further consideration, and (ii) thereafter at Executive's then current rate of compensation, do any and all things which the Company may deem useful or desirable to establish or document the Company's exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution or appropriate copyright and/or patent application or assignments.  To the extent Executive has any rights in the results and proceeds of Executive's services that cannot be assigned in the manner described above, Executive unconditionally and irrevocably waives the enforcement of such rights.  This subsection is subject to and will not be deemed to limit, restrict, or constitute any waiver by the Company of any rights of ownership to which the Company may be entitled by operation of law by virtue of the COmpany being Executive's employer.  This Section does not apply to an invention that qualifies as a nonassignable invention under Section 2870 of the California Labor Code, which applies to any invention for which no equipment, supplies, facilities or Confidential Information was used, which does not (i) relate to the business of the Company; (ii) relate to the Company's actual or demonstrable anticipated research or development or (iii) result from any work performed by Executive for the Company.  This confirms that Executive has been notified of his rights under Section 2870 of the California Labor Code.

d.

Executive and the Company agree that the covenants outlined in this Section 8 are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this Section as to the court shall appear not reasonable and to enforce the remainder of the covenants as so amended.  Executive agrees that any breach of the covenants contained in this Section 8 would irreparably injure the Company.

9.

Specific Performance.  Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

10.

Arbitration.

a.

Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Tioga County, NY, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules").  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of this arbitrator will be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

b.

The arbitrator(s) will apply New York state law to the merits of any dispute or claim, without reference to rules of conflicts of law.  Executive hereby consents to the personal jurisdiction of the state and federal courts located in New York for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

c.

EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION.  EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PEFORMANCE, BREACH OR TERMINATION TEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

11.

Miscellaneous.

a.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

b.

Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.  This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive's employment with the COmpany and/or its affiliates (collectively, the "Prior Agreements").

c.

No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

d.

Severability.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

e.

Assignment.  This Agreement shall not be assignable by Executive.  This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company or the Parent.  Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice.  Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

f.

Mitigation.  Executive shall not be required to mitigate damages or the amounts of any salary continuation payments provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payments provided for under this Agreement be reduced by any compensation earned by Executive as the results of employment by another employer or self-employment after the date of termination.

g.

Successors; Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

h.

Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Biolife Solutions, Inc.

171 Front Street

Owego, NY 13827-1520

Attention: Chief Executive Officer

Fax: 607-687-4484

If to Executive:

Matt Snyder

18339 NE 201st Drive

Woodinville, WA 98077

i.

Withholding Taxes.  The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

j.

Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

{Signatures on Next Page}

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

"Company"

Biolife Solutions, Inc.

By: /s/ Michael P. Rice

Name: Michael P. Rice

Its: Chief Executive Officer

"Executive"

/s/ Matt Snyder

Matt Snyder

Exhibit A

(Permitted Activities)

EXHIBIT B

(Stock Option Agreement)

BIOLIFE SOLUTIONS, INC.

STOCK OPTION AGREEMENT

(for use with 1998 Stock Option Plan)

To:

Matt Snyder

We are pleased to inform you that by the determination of the Board of Directors of BioLife Solutions, Inc. (the "Company"), a non-incentive stock option to purchase 100,000 shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), at the price of $0.07 per share, was granted to you on the 17th day of October, 2006 (the "Grant Date").  The grant was made pursuant to the Company's 1998 Stock Option Plan (the "Plan"), a copy of which is attached as Exhibit A.

This option is specifically subject to all the terms and conditions of the Plan with the same force and effect as if fully set forth in this Option.  In the event of any inconsistency or misunderstanding with respect to the terms of this Option, as compared with the provisions of the Plan, the provisions of the Plan shall control and prevail.

1.

Acceptance of Option Agreement

Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option.  Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 3 hereof.

2.

Time of Exercise; Vesting

Except as otherwise provided in this Agreement, the option granted to you hereunder shall be exercisable through October 16, 2016.  This options expires 5:00 P.M. New York time on October 16, 2016 (the "Expiration Date") whether or not it has been duly exercised, unless sooner terminated as provided in Paragraphs 6, 7 and 8 hereof.  This Option shall vest to the extent of 33,334 shares on October 17, 2007, 33,333 shares on October 17, 2008, and 33,333 shares on October 17, 2009.

3.

Method of Exercise

This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the Chairman of the Board of the Company, signifying your election to exercise the option, and accompanied by payment in full of the purchase price of the shares being purchased.  Payment may be made in cash; a certified check to the order of the Company; delivery to the Company of shares of Common Stock having a fair market value equal to the purchase price; irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option and to deliver to the Company the amount of sales proceeds necessary to pay such purchase price and to deliver to the Company the amount of sales proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the optionee; any combination of such methods of payment; or such other means as determined by the Board of Directors (or Committee, as defined in the Plan), in its sole discretion on the date of exercise, to be consistent with the purpose of the Plan.  The notice must state the number of shares of Common Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgment by you (in a form acceptable to the Company) that, among other things and to the extent required, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended (the "Act"), that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless registered for resale under the Act or an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Act or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

4.

Issuance of Certificates Upon Exercise of Option

Certificates representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable.  The Company, however, shall not be required to issue or delivery a certificate for any shares until it has complied with all requirements of the Act, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicate state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange.  The Company undertakes to use its good faith efforts to comply with or satisfy all such applicable requirements.  Until the issuance of the certificate for such shares, you or such other person as maybe entitled to exercise the option granted hereby, shall have none of the rights of a stockholder with respect to the shares subject to the option.

5.

Nature of Shares Issuable Upon Exercise of Option

In the event the Company fails to register the shares underlying the option, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the act or an exemption from such registration, such as embodied in Rule 144, is available.  Rule 144 under the Act permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least one year.  You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.

6.

Termination of Employment

If your employment with the Company (or a subsidiary thereof) terminates without cause and other than by reason of death or disability, you may exercise this option within three months after the date of such termination to the extent this option was exercisable on the date of termination (or such longer period as the Board of Directors (or Committee) may decide on a case by case basis); provided, however, that such exercise occurs on or prior to the Expiration Date.  If your employment with the Company (or a subsidiary thereof) terminates for cause and other than by reason of death or disability, this option shall terminate forthwith and automatically.

7.

Retirement or Disability

If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability, you may exercise this option within one year from the date of termination to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs on or prior to Expiration Date.

8.

Death

If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment without cause or within one year from the date of termination due to disability, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws or descent and distribution within three months from the date of your death to the extent this option was exercisable on the date of your death, but in no event later than the Expiration Date.

9.

Non-Trasnferability of Option

This option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.

10.

Rights as a Stockholder

You shall have no rights of a stockholder with respect to any shares covered by this option until the date of issuance of a stock certificate for such shares.

11.

Adjustments upon Changes in Capitalization

If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common

Stock into a different number, kind or class of shares or other securities or property, or if any distribution is made to shareholders other than a cash dividend, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive.  In the event of a liquidation of the Company, or a merger, acquisition, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed canceled unless the surviving corporation in any such merger, acquisition, reorganization or consolidation elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be canceled in accordance with the foregoing, notwithstanding any other provision of the 1998 Stock Option Plan (as it may be amended from time to time) or this Agreement limiting or restricting the exercisability of this option, you shall have the right, exercisable during a 10-day period immediately prior to such liquidation, acquisition, reorganization, merger or consolidation, to exercise this option in whole or in part, provided, however that any option exercise that would be prohibited but for this provision shall be effective only upon such liquidation, or the closing of such acquisition, merger or consolidation.  In the event any distribution consists of Common Stock held by the Company in any subsidiary, then on the record date for such distribution you shall be entitled to receive options to purchase such number of shares of such common stock as is equal to the number of shares of common stock you would have received had you exercised all of your options under this Plan (vested and unvested) and owned the Common Stock in the Company underlying such options, which options in the subsidiary shall be vested or shall vest to the same extent as your options in the Company, and, generally, shall contain such provisions as to put you in the same equitable position you were in prior to the distribution, including an allocation of the exercise price for th e options issued under this Plan to both such options and the options in the subsidiary.  Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.

BIOLIFE SOLUTIONS, INC.

By: /s/ Roderick de Greef

       Authorized Signature

AGREED TO AND ACCEPTED, as of

the __ day of October, 2006

/s/ Matt Snyder

Matt Snyder

EXHIBIT A

BIOLIFE SOLUTIONS, INC.

1998 STOCK OPTION PLAN

(as amended through September 28, 2005)

1.

Purpose of Plan. The purpose of this 1998 Stock Option Plan (the "Plan") is to further the growth and development of BioLife Solutions, Inc. (the "Company") by encouraging and enabling employees, officers, and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock (thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency, and profitability of the Company), and affording the Company a means of attracting to its service persons of outstanding quality.

2.

Shares of Stock Subject to the Plan.  Subject to the provisions of Section 12 hereof, an aggregate of (10,000,000) shares of the common stock, par value $.001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan.  As the Board of Directors of the Company ("Board of Directors") shall from time to time determine, such shares may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Company.  If, for any reason, an option shall lapse, expire, or terminate without having been exercised in full, the unpurchased shares underlying such option shall (unless the Plan shall have been terminated) again be available for issuance pursuant to the Plan.

3.

Administration.

(a)

The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable.  In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success, and such other factors as the Board of Directors in its sole discretion shall deem relevant.  Subject to the express provisions of the Plan, the Board of Directors also shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the instruments by which options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding, and conclusive.

(b)

The Board of Directors may, at its discretion, in accordance with the provisions of the Company's By-Laws, appoint from among its members a Stock Option or Compensation Committee (the "Committee").  The Committee shall be composed of two or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, the Committee.  The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable.  A majority of the Committee shall constitute a quorum and such majority shall determine its action.  The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.  No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

4.

Persons To Whom Shares May Be Granted.

(a)

Options may be granted to persons who are, at the time of the grant, employees (including part-time employees), officers, and directors of, or consultants or advisors to, the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), a "Subsidiary") as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee).  For the purposes of the Plan, options only may be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code).  Each options granted to a person who is solely a director of, or consultant or advisor to, the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

(b)

The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options, whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are canceled in connection with the issuance of new options.  The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

5.

Option Price.

(a)

The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding, and conclusive; provided, however, in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted.  In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the last sale price of the Common Stock on the date on which the option is granted or, if no such reported sale takes place on such day, the last reported bid price on such day, on NASDAQ or on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or (ii) if not listed or admitted to trading on NASDAQ or a national securities exchange, the closing bid price as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant.  If the Common Stock is not publicly traded at the time an option is granted, the Board of Directors (or Committee) shall deem fair market value to be the fair value of the Common Stock after taking into account appropriate factors which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations.  For purposes of the Plan, the date of grant of an option shall be the date specified by the Board of Directors (or Committee) at the time it grants such option; provided, however, such date shall not be prior to the date on which the Board of Directors (or Committee) acts to approve the grant.

(b)

The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.  Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.

Exericse of Options.

(a)

The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

(b)

The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgment that (1) at the time of such exercise it is the holder's then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, (2) the holder knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), is available or the COmpany has registered the shares underlying the options, and (3) the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Act, and (ii) payment in full of the purchase price of the shares being purchased.  Payment may be made in cash; by certified check payable to the order of the Company in the amount of such purchase price; by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price; by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option and to deliver to the Company the amount of sales proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the optionee, or by any combination of such methods of payment.

7.

Term of Options.  The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, no option shall be exercisable for a period exceeding ten (10) years from the date such option is granted.

8.

Non-Transferability of Options.  No option granted pursuant to the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge, or shall be otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder), and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.

Termination of Services.  If an employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of a termination of such relationship without cause and other than by reason of death or disability, such holder may exercise such option at any time prior to the expiration date of the options or within three months (or such longer period as the Board of Directors (or Committee) may decide on a case by case basis) after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination.  If an employee, officer, of director of the Company or a Subsidiary by reason of a termination of such relationship for cause and other than by reason of death or disability, such options shall terminate, lapse, and expire forthwith and automatically.  So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position.  Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan.  The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time.  Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.

Disability of Holder of Option.  If any employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of disability, such holder may exercise such option at any time prior to the expiration date of the option or within one year after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination.  Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.  For the purposes of the Plan, "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

11.

Death of Holder of Option.  If any employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of death, or such holder of an option shall die within three months after termination, or in the case of the death of an advisor or consultant to whom an option has been granted under the Plan, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws or descent and distribution at any time prior to the expiration date of the option or, in the case of an employee, officer, or director, within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination.  Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.

Adjustments Upon Changes in Capitalization.

(a)

If the shares of Common Stock outstanding are changed in number, kind, or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange, or any capital adjustment, including a stock dividend, or if any distribution is made to stockholders other than a cash dividend and the Board of Directors (or Committee) deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.  In the event any distribution consists of common stock held by the Company in ant subsidiary, then each holder of options under this Plan on the record date for such distribution shall be entitled to receive options to purchase such number of shares of such common stock as is equal to the number of shares of common stock such holder would have received had such holder exercised all of such holder's options under this Plan (vested and unvested) and owned the common stock in the Company underlying such options, which options in the subsidiary shall be vested or shall vest to the same extent as such holder's options in the Company, and, generally, shall contain such provisions as to put such holder in the same equitable position such holder was in prior to the distribution, including an allocation of the exercise price for the options issued under this Plan to both such options and the options in the subsidiary.

(b)

Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.  In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

(c)

In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period immediately prior to such liquidation, merger, or consolidation, to exercise the option, in whole or in part.  The granting of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

13.

Vesting of Rights Under Options.  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the stockholders of the Company shall constitute the vesting of any rights under any option.  The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

14.

Rights as a Stockholder.  A holder of an option shall have no rights of a stockholder with respect to any shares covered by such holder's option until the date of issuance of a stock certificate to such holder for such shares.

15.

Termination and Amendment.  The Plan was adopted by the Board of Directors on August 31, 1998, subject, with respect to the validation of Incentive Stock Options granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent.  If the approval of stockholders is not obtained prior to August 30 1999, any grants of Incentive Stock Options under the Plan made prior to that date will be rescinded.  The Plan shall expire at the end of the day on August 30, 2008 (except as to options outstanding on that date).  Options may be granted under the Plan prior to the date of stockholder approval of the Plan.  The Board of Directors (or Committee) may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board of Directors (or Committee) adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 12); (b) the provisions eligibility for grants of Incentive Stock Options may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified except by adjustment pursuant to paragraph 12), and (d) the expiration date of the Plan may not be extended- Except as otherwise provided in this paragraph 15, in no event may action of the Board of Directors (or Committee) or stockholders alter or impair the rights of an optionee, without such optionee's consent, under any option previously granted to such optionee.

16. Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor.  Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.

Conversion of Incentive Stock Options into Non-Qualified Options.  Without the prior written consent of the holder of an Incentive Stock Option, the Board of Directors (or Committee) shall not alter the terms of such Incentive Stock Option (including the means of exercising such Incentive Stock Option) if such alteration would constitute a modification within the meaning of Section 424(h)(3) of the Code.  The Board of Directors (or Committee), at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Incentive Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company at the time of such conversation.  Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options.  At the time of such conversion, the Board of Directors (or Committee) (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Incentive Stock Options as the Board of Directors (or Committee) in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Incentive Stock Options, and no such conversion shall occur until and unless the Board of Directors (or Committee) takes appropriate action.

18.

Withholding of Additional Income Taxes.  Upon the exercise of a Non-Incentive Stock Option, the transfer of a Non-Incentive Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as described in Sections 421, 422, and 424 of the Code and regulations thereunder), the vesting of transfer of restricted stock or securities acquired on the exercise of an option hereunder, or th e making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income.  The Board of Directors (or Committee) in its discretion may condition the exercise of an option, the transfer of a Non-Incentive Stock Option, or the vesting or transferability of restricted stock or securities acquired by exercising an option on the optionee's making satisfactory arrangement for such withholding.  Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Board of Directors (or Committee), by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of option shares having an aggregate fair market value equal to the amount of such withholding taxes.

19.

Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in any action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, and provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

20.

Governing Law.  The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.